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                                   VANS, INC.                       EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement" herein) is entered into as of September 18, 2003, by and between VANS, INC., a Delaware corporation (the "Company"), and CRAIG E. GOSSELIN ("Employee").

                  1. Employment and Duties. The Company hereby employs Employee as Senior Vice President and General Counsel of the Company on the terms and subject to the conditions contained in this Agreement. Employee shall be the principal attorney for the Company and shall be responsible for managing the Company's legal department, outside legal counsel, human resources department, and benefits and risk management department. Employee shall also be the Company's Chief Compliance Officer and principal legal advisor to the Board of Directors and its Committees. Employee hereby accepts such employment and agrees to perform in good faith and to the best of Employee's ability all services which may be required of Employee hereunder, to do what is asked of him, and to be available to render services at all times and places in accordance with such directions, requests, rules and regulations made by the Company in connection with Employee's employment. Employee hereby acknowledges and understands the duties and services that are expected of him hereunder, and he hereby represents that he has the experience and knowledge to perform such duties and services. Employee shall, during the term hereof, devote Employee's full time and energy to performing his duties. Employee shall report to the President and Chief Executive Officer of the Company, or such other executive officer as may be designated by the Company. Employee shall be based at the Company's corporate offices. Employee understands, however, that Employee may be required to travel within and out of the State of California to discharge his duties hereunder.

                  2. Term of Employment. The term of this Agreement shall commence as of the date hereof and shall terminate on September 17, 2006, unless sooner terminated as provided herein. This Agreement does not give Employee any enforceable right to employment beyond this term, and Employee agrees that he shall have no rights hereunder thereafter. AS PROVIDED FURTHER IN PARAGRAPH 11.1 BELOW, THIS AGREEMENT CONSTITUTES AN EMPLOYMENT AT-WILL THAT MAY BE TERMINATED AT ANY TIME BY COMPANY OR EMPLOYEE, WITH OR WITHOUT CAUSE, NOTWITHSTANDING THE THREE - YEAR TERM OF THIS AGREEMENT. IF EMPLOYEE IS TERMINATED WITHOUT CAUSE DURING THE TERM HEREOF, OR AFTER A "CHANGE IN MANAGEMENT OR CONTROL," AS DEFINED IN PARAGRAPH 11.5 BELOW, OR TERMINATES THIS AGREEMENT FOR "GOOD REASON," AS DEFINED IN PARAGRAPH 11.3 BELOW, EMPLOYEE'S SOLE REMEDY SHALL BE THE COMPENSATION SET FORTH IN PARAGRAPH 11.4 BELOW.

Initial      GS                                                Initial   CEG
        ------------                                                   ---------
   Representative                                                      Employee
   of the Company

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                  3. Salary Compensation. As salary compensation for Employee's services hereunder and all the rights granted hereunder by Employee to the Company, the Company shall pay Employee a gross salary of not less than $257,500 during the term of this Agreement. Employee's salary shall be payable in bi-weekly increments in accordance with the Company's payroll practices for salaried employees, upon the condition that Employee fully and faithfully performs Employee's services hereunder in accordance with the terms and conditions of this Agreement. The Company shall deduct and withhold from the compensation payable to Employee hereunder any and all amounts required to be deducted or withheld by the Company under the provisions of any statute, regulation, ordinance, or order and any and all amendments hereinafter enacted requiring the withholding or deducting from compensation payable to employees.

                  4. Expense Reimbursement. Employee shall be reimbursed by the Company for all traveling, hotel, entertainment and other expenses that are properly and necessarily incurred by Employee, pursuant to the Company's policies on the same.

                  5. Death or Disability of Employee.

                           5.1 General. In the event of Employee's death or
"disability" (as such term is defined in Paragraph 5.2 hereof) while in the employ of the Company, this Agreement, and the compensation due to Employee pursuant to Paragraph 3 hereof, shall terminate upon the date of death or disability and the Company shall thereafter be required to make payments only to Employee, as provided in Paragraph 11.2 hereof. If Employee shall recover from such disability prior to the expiration date of the Agreement, this Agreement and Employee's employment hereunder shall be reinstated for the balance of the term of this Agreement.

                           5.2 Definition of Disability. Employee shall be
deemed disabled if, in the sole opinion of the Company, Employee is unable to substantially perform the services required of Employee hereunder for a period in excess of 60 consecutive work days or 60 work days during any 90 work day period. In such event, Employee shall be deemed disabled as of such 60th workday.

                  6. Restrictive Covenant. During the term of this Agreement, Employee shall (i) devote his full time and energy solely and exclusively to the performance of his duties described herein; (ii) not directly or indirectly provide services to or through any company or firm except the Company unless otherwise instructed by the Company; (iii) not directly or indirectly own, manage, operate, join, control, contribute to, or participate in the ownership, management, operation or control of or be employed by or connected in any manner with any enterprise which is engaged in any business competitive with or similar to that of the Company; and (iv) not render any services of any kind or character for Employee's own account of for any other person, firm or corporation without first obtaining the Company's consent in writing; provided, however, Employee shall have the right to perform such incidental services as are necessary in connection with Employee's (a) private passive investments where he is not obligated or required

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to, and shall not in fact, devote any managerial efforts, as long as such investments are not in companies which are in competition in any way with the Company; or (b) charitable or community activities, or in trade or professional organizations, provided that such incidental services do not interfere with the performance of Employee's services hereunder.

                  7. Non-Solicitation. Employee shall not, during the full term of this Agreement and for a period of one (1) year thereafter, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others, solicit, induce, suggest or encourage any person known to him to be an employee of the Company or any affiliate of the Company to terminate his or her employment or other contractual relationship with the Company or any of its affiliates.

                  8. Trade Secrets and Related Matters

                           8.1 Definitions. For purpose of this Section 8:

                                    (a) "Records" means files, accounts,
records, log books, documents, drawings, sketches, designs, diagrams, models, plans, blueprints, specifications, manuals, books, forms, notes, reports, memoranda, studies, surveys, software, flow charts, data, computer programs, listing of source code, calculations, recordings, catalogues, compilations of information, correspondence, confidential data of customers and all copies, abstracts or summaries of the foregoing in any storage medium, as well as instruments, tools, storage devices, disks, equipment and all other physical items related to the business of the Company (other than merely personal items of a general professional nature), whether of a public nature or not, and whether prepared by Employee or not.

                                    (b) "Trade Secrets" means confidential
business or technical information or trade secrets of the Company which Employee acquires while employed by the Company, whether or not conceived of, developed or prepared by Employee or at his direction and includes:

                                             (i) Any information or compilation
of information concerning the Company's financial position, financing, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, investments, costs, profits, plans for future development, employees, prospective employees, research, development, formulae, patterns, inventions, plans, specifications, devices, products, procedures, processes, operations, techniques, software, computer programs or data;

                                             (ii) Any information or compilation
of information concerning the identity, plans, requirements, preferences, practices and methods of doing business on specific customers, suppliers, prospective customers and prospective suppliers of the Company;

                                             (iii) Any other information or
"know how" which is related to any product, process, service, business or research of the Company; and

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                                             (iv) Any information which the
Company acquires from another party and treats as its proprietary information or designates as "Confidential," whether or not owned or developed by the Company.

         Notwithstanding the foregoing, "Trade Secrets" do not include any of the following:

                                             (i) Information which is publicly
known or which is generally employed by the trade, whether on or after the date that Employee first acquires the information;

                                             (ii) General information or
knowledge which Employee would have learned in the course of similar work elsewhere in the trade; or

                                             (iii) Information which Employee
can prove was known by Employee before the commencement of Employee's engagement by the Company;

                           8.2 Acknowledgments. Employee acknowledges that:

                                    (a) Employee's relationship with the Company
will be a confidential relationship in which Employee will have access to and may create Trade Secrets.

                                    (b) The Company uses the Trade Secrets in
its business to obtain a competitive advantage over its competitors who do not know or use that information.

                                    (c) The protection of the Trade Secrets
against unauthorized disclosure or use is of critical importance in maintaining the competitive position of the Company.

                           8.3 Protection of Trade Secrets. Employee shall not
at any time, without the prior written consent of the Company, which may be withheld by it in its sole and absolute discretion, disclose any Trade Secret in any way except to employees of the Company, and shall not use any Trade Secret in any way except in connection with his or her duties to the Company.

                           8.4 Records.

                                    (a) Ownership. All Records are and shall
remain the exclusive property of the Company.

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                                    (b) Return of Records. At the termination of
this Agreement, Employee shall promptly return to the Company all records in Employee's possession or over which Employee has control.

                           8.5 Prohibited Use of Trade Secrets. During the term
of this Agreement and for 12 months following termination of this Agreement, Employee shall not undertake any employment or consulting relationship (the "New Activity") if the loyal and complete fulfillment of his duties in the New Activity would inherently call upon Employee to reveal any Trade Secret.

                  9. Ownership of Material and Ideas. Employee agrees that all material, ideas, and inventions pertaining to the business of the Company or of any client of the Company, including but not limited to, all patents and copyrights thereon and renewals and extensions thereof, trademarks and trade names, and the names, addresses and telephone numbers of customers, distributors and sales representatives of the Company, belong solely to the Company. Employee hereby assigns any rights he may have to any such property to the Company, and agrees to execute and deliver any documents which evidence such assignment.

                  10. Employee Plans, etc. Employee shall be entitled to participate, to the same extent as most other officers of the Company, in any bonus compensation plan, stock purchase or stock option plan, group life insurance plan, group medical insurance plan and other compensation or employee benefit plans (collectively, "Plans") which are generally available to a majority of the other officers of the Company during the term hereof and for which Employee shall qualify. Employee further understands, however, that the Board of Directors, or such committee or person or persons designated by the Board of Directors, shall determine in its sole discretion (i) whether any Plans are made available to a majority of the officers of the Company; (ii) whether one or more Plans are adopted solely for the Chief Executive Officer and/or one or more (but not a majority) of the officers of the Company; (iii) whether one or more Plans are made available to a majority of the officers; and (iv) the amounts payable or the benefits provided thereunder to each participant in whole or in part. Employee agrees and acknowledges that he has no vested interest in the continuance of any Plan, and that no Plan in existence on the date of the Agreement has acted as a material inducement to Employee in entering into this Agreement.

                  11. Termination.

                           11.1 "At Will" Employment. This Agreement, and
Employee's employment, is at will, and the Company may, with or without notice, terminate this Agreement and all of the Company's obligations hereunder with or without "Cause." Employee may also terminate this Agreement at any time, for any reason, upon the giving of thirty (30) days' written notice to the Company; provided, however, the Company may waive all or any portion of such notice period in its sole and absolute discretion. Termination by the Company for "Cause" means termination due to (i)

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Employee's conviction of a felony ( which, through the lapse of time or otherwise is not subject to appeal); (ii) Employee's material refusal, failure or neglect without proper cause to perform adequately his obligations under this Agreement or follow the instructions of his supervisor(s); (iii) any negligence or willful misconduct by Employee; (iv) Employee's material breach of any of his fiduciary obligations as an executive officer of the Company; (v) Employee's material failure to adhere to the code of conduct and rules set forth in the Company's Employee Handbook, as amended or in existence from time to time; (vi) the death or disability of Employee; or (vii) the voluntary termination by Employee of his employment, except for "Good Reason" (as defined in Paragraph
11.3 hereof).

                           11.2 Termination for Cause. Upon termination for
Cause, the Company shall only be required to pay Employee (i) accrued salary compensation due to Employee as compensation for services rendered hereunder and not previously paid; (ii) accrued vacation pay; and (iii) any appropriate business expenses incurred by Employee in connection with his duties hereunder and approved pursuant to Section 4 hereof, all through the date of termination. Employee shall not be entitled to any severance compensation; bonus compensation, whether "vested" or unvested; or any other compensation, benefits or reimbursement of any kind.

                           11.3 Termination for "Good Reason." Employee may
terminate this Agreement for "Good Reason" (as hereinafter defined) upon thirty
(30) days written notice to the Company. The term "Good Reason" means (i) Employee is not appointed or is removed from the position of Senior Vice President and General Counsel without Cause during the term of this Agreement; or (ii) without Employee's consent, a majority of the duties defined in Section 1 hereof are removed from Employee's responsibilities. The term Good Reason does not include a situation where certain of the duties defined in Section 1 hereof are removed from Employee's responsibilities and are replaced with duties which have greater responsibility and/or authority than the duties which are removed. Unless Employee terminates this Agreement within thirty (30) days of learning from any source that the Company has acted so as to provide Good Reason for Employee to terminate this Agreement, and gives thirty (30) days' written notice of such termination, Employee's right to receive severance compensation pursuant to Paragraph 11.4 for such event shall be forever lost.

                           11.4 Severance Compensation. In the event (i)
Employee terminates this Agreement for Good Reason in accordance with Paragraph
11.3 hereof; or (ii) Employee is terminated without Cause, the Company shall be obligated to pay severance compensation to Employee in an amount equal to his salary compensation (at the rate payable at the time of such termination) for a period of one year. In the event Employee is terminated without Cause, or terminates this Agreement for Good Reason, within three (3) years of a "Change in Management or Control" (as such term is defined in Paragraph 11.5 hereof), the Company shall be obligated to pay severance compensation to Employee in an amount equal to 2.99 times the sum of (a) Employee's then current salary compensation, plus (b) the highest amount of bonus earned by Employee in any fiscal year during the three fiscal years prior to the Change in Management or Control, or in any fiscal year in the three-year period immediately prior

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to the date of this Agreement, and such severance compensation shall be "grossed up" for all federal and state taxes payable thereon. Employee shall have the option, in his sole discretion, to receive such severance compensation in one lump sum. In addition to the foregoing severance compensation, the Company shall also pay Employee (i) all compensation for services rendered hereunder and not previously paid; (ii) accrued vacation pay; and (iii) any appropriate business expenses incurred by Employee in connection with his duties hereunder and approved pursuant to Section 4 hereof, all through the date of termination.

                           11.5 Definition of "Change in Management or Control."
The term `Change in Management or Control' means the occurrence, in a single transaction or in a series of related transactions, of (i) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;
(ii) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, of more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or (iii) the acquisition by any Person (other than any employee benefit plan, or related trust, sponsored or maintained by the Company) as Beneficial Owner (as `Person' and `Beneficial Owner' are defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder), directly or indirectly, of securities of the Company representing 20 percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities.

                           11.6 Exclusive Remedy. The payments referred to in
this Section 11 shall be exclusive and shall be the only remedy available to Employee for termination of his employment with the Company, regardless of the circumstances, reasons or motivation for any such termination. If Employee gives notice of termination of this Agreement, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, the Company may, in its sole discretion, relieve Employee of his duties under this Agreement or assign Employee other duties and responsibilities to be performed until the termination becomes effective.

                  12. Services Unique. It is agreed that the services to be rendered by Employee hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law and that a breach by Employee of any of the provisions contained herein will cause the Company irreparable injury and damage. Employee expressly agrees that the Company shall be entitled to

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injunctive or other equitable relief to prevent a breach hereof. Resort to any such equitable relief shall not be construed as a waiver of any of the rights or remedies which the Company may have against Employee for damages or otherwise.

                  13. Key Man Life Insurance. During the term of this Agreement, the Company may at any time effect insurance on Employee's life and/or health in such amounts and in such form as the Company may in its sole discretion decide. Employee shall not have any interest in such insurance, but shall, if the Company requests, submit to such medical examinations, supply such information and execute such documents as may be required in connection with, or so as to enable the Company to effect, such insurance.

                  14. Vacation. Employee shall have the right during each one year period of the term of this Agreement to take an aggregate of three weeks of vacation, with pay, at such times as are mutually convenient to Employee and to the Company.

                  15. Car Allowance. The Company shall pay Employee a monthly car allowance of $1,000.00.

                  16. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         To the Company:          VANS, INC.
                                  15700 Shoemaker Avenue
                                  Santa Fe Springs, California 90670
                                  Attn: President and Chief Executive Officer
                                  562/565-8402 - facsimile

         To Employee:             Craig E. Gosselin
                                  (at the address set forth below his signature)

Any party hereto may change his or its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

                  17. Applicable Law and Severability. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained

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herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

                  18. Attorneys' Fees. In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

                  19. Modifications or Amendments. No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all of the parties hereto. Further, any amendment, change or modification of this Agreement (including but not limited to the at-will nature of this Agreement as set forth in Section 2 and Paragraph 11.1 hereof) must be approved in advance by the Board of Directors of Company and reflected in the minutes of such Board's meetings or in an action by unanimous written consent.

                  20. Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  21. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect.

                  22. Counterparts. This Agreement may be executed in counterparts.

                  23. Arbitration of Employment Disputes. All disputes or controversies arising out of the employment relationship between Employee and the Company, including claims by the Company against Employee, and claims by Employee against the Company, including but not limited to claims for wrongful termination; violations of Title VII of the Civil Rights Act of 1964, as amended; violations of the Americans with Disabilities Act of 1990; or claims for violations of any State law, rule or regulation regarding discrimination, harassment or other wrongful conduct, shall be decided by an arbitrator in a final and binding arbitration administered by the American Arbitration Association ("AAA") to be conducted in Los Angeles, California, in accordance with its rules, guidelines and standards for employment arbitration. Notwithstanding anything in the rules of the body administering the arbitration, or applicable law to the contrary, each party to the arbitration shall be entitled to conduct sufficient discovery to adequately prepare its claims or defenses for arbitration, including access to essential documents and witnesses, to be determined by the arbitrator, subject to judicial review as allowed by law. The arbitrator shall have jurisdiction to decide any questions as to the arbitrability of such claims, whether an agreement to arbitrate exists, or whether an

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agreement to arbitrate covers the claims in question. The arbitrator shall have the authority to grant any and all rights, remedies and relief that would otherwise be available to the parties if the claims were brought in a court of law, including punitive damages, and shall have the authority to award the prevailing party reasonable attorneys' fees. The arbitrator shall issue a written award and arbitration decision that sets forth the arbitrator's findings of fact and conclusions of law upon which the award is based. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The cost of arbitration (other than Employee's attorneys' fees and costs) shall be borne by the Company. Each of us shall have the right, within 20 days after the issuance of an award by the arbitrator, to seek a review thereof by a second arbitrator who shall be appointed in accordance with the rules of the AAA, and such arbitrator shall have the authority to affirm or reverse and remand the award in accordance with the law and procedures applicable to appellate review by the California Court of Appeal of a civil judgment following a trial.

                  24. Survival of Certain Provisions. Sections 7,8,9, and 23 of this Agreement shall survive the termination hereof.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

EMPLOYEE:                                            THE COMPANY:

                                                     VANS, INC.,
                                                     a Delaware corporation

/s/ Craig Gosselin                                   By: /s/ Gary Schoenfeld
--------------------------                              -----------------------
Craig E. Gosselin

                                                     President and CEO
__________________________                           ---------------------------
Address                                               Title

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